Exhibit 10.2

Execution Version

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated August 2, 2023, is entered into by and among Civitas Resources, Inc., a Delaware corporation (the “Company”), and the Persons identified on Schedule I hereto (each, an “Initial Holder”).

RECITALS:

WHEREAS, the Company is party to that certain Membership Interest Purchase Agreement, dated as of the date hereof, by and among the Company, Tap Rock Resources Legacy, LLC, a Delaware limited liability company (“Tap Rock I Legacy”), Tap Rock Resources Intermediate, LLC, a Delaware limited liability company (“Tap Rock I Intermediate” and together with Tap Rock I Legacy, each a “Tap Rock I Seller” and collectively the “Tap Rock I Sellers”), Tap Rock Resources II Legacy, LLC, a Delaware limited liability company (“Tap Rock II Legacy”), Tap Rock Resources II Intermediate, LLC, a Delaware limited liability company (“Tap Rock II Intermediate” and together with Tap Rock II Legacy, each a “Tap Rock II Seller” and collectively the “Tap Rock II Sellers”), Tap Rock NM10 Legacy Holdings, LLC, a Delaware limited liability company (“NM10 Legacy”), Tap Rock NM10 Holdings Intermediate, LLC, a Delaware limited liability company (“NM10 Intermediate” and together with NM10 Legacy, each a “NM10 Seller” and collectively the “NM10 Sellers,” and the NM10 Sellers, together with the Tap Rock I Sellers and Tap Rock II Sellers, collectively, the “Sellers”), and Tap Rock Resources Legacy, LLC, a Delaware limited liability company (solely in its capacity as Sellers Representative under Section 14.18(b) thereof) (the “Purchase Agreement”); and

WHEREAS, in connection with closing of the transactions contemplated by the Purchase Agreement, on the date hereof the Company is issuing the Shares (as defined below) to the Initial Holders in accordance with the terms of the Purchase Agreement.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each party hereto, the parties hereby agree as follows:

Article I
DEFINITIONS

As used herein, the following terms shall have the following respective meanings:

“Adoption Agreement” means an Adoption Agreement in the form attached hereto as Exhibit A.

“Affiliate” means (a) as to any Person, other than an individual Holder, any other Person who directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with such Person and (b) as to any individual, (i) any Relative of such individual, (ii) any trust whose primary beneficiaries are one or more of such individual and such individual’s Relatives, (iii) the legal representative or guardian of such individual or any of such individual’s Relatives if one has been appointed and (iv) any Person controlled by one or more of such individual or any Person referred to in clauses (i), (ii) or (iii) above. As used in this definition, the term “control,” including the correlative terms “controlling,” “controlled by” and “under common control with,” means possession, directly or indirectly, of the power to direct or cause the direction of management or policies (whether through ownership of securities or any partnership or other ownership interest, by contract or otherwise) of a Person. For the avoidance of doubt, for purposes of this Agreement, (a) (i) the Company, on the one hand, and the Holders, on the other hand, shall not be considered Affiliates and (ii) any fund, entity or account managed, advised or sub-advised, directly or indirectly, by a Holder or any of its Affiliates, shall be considered an Affiliate of such Holder and (b) with respect to any fund, entity or account managed, advised or sub-advised directly or indirectly, by any Holder or any of its Affiliates, the direct or indirect equity owners thereof, including limited partners of any Holder or any Affiliate thereof, shall be considered an Affiliate of such Holder.

“Agreement” has the meaning set forth in the introductory paragraph.

“Block Trade” has the meaning set forth in Section 2.3.

“Board” means the board of directors of the Company.

“Business Day” means a day other than a day on which banks in the State of New York are authorized or obligated to be closed.

“Commission” means the Securities and Exchange Commission or any successor governmental agency.

“Common Stock” means the common stock of the Company, par value $0.01 per share.

“Company” has the meaning set forth in the introductory paragraph.

“Company Securities” has the meaning set forth in Section 2.5(c)(i).

“Exchange Act” means the Securities Exchange Act of 1934 or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

“Existing Holders” means each “Holder” as defined in the Existing RRA.

“Existing RRA” means that certain Registration Rights Agreement, dated as of November 1, 2021, by and among the Company and the persons identified on Schedule I thereto.

“Financial Counterparty” has the meaning set forth in Section 2.3.

“Governmental Entity” means any federal, state, local or municipal court, governmental, regulatory or administrative agency or commission or other government authority or instrumentality, domestic or foreign (which entity has jurisdiction over the applicable Person).

“Holder” means a holder of Registrable Securities;

“Holder Securities” has the meaning set forth in Section 2.2(c)(i).

“Indemnified Party” has the meaning set forth in Section 3.3.

“Indemnifying Party” has the meaning set forth in Section 3.3.

“Initial Holder” has the meaning set forth in the preamble.

“Law” means any law, rule, regulation, ordinance, code, judgment, order, treaty, convention, governmental directive or other legally enforceable requirement, U.S. or non-U.S., of any Governmental Entity, including common law.

“Legend Removal Documents” has the meaning set forth in Section 2.9.

“Lock-Up Period” has the meaning set forth in Section 2.11.

“Losses” has the meaning set forth in Section 3.1.

“Major Holder” means the Major Institutional Holders and the Major Management Holders, each a “Major Holder” and together, the “Major Holders.”

“Major Institutional Holder” means the Tap Rock I Sellers, the Tap Rock II Sellers, the NM10 Sellers and any other Holder that is an Affiliate of NGP Energy Capital Management, L.L.C., each a “Major Institutional Holder” and together, the “Major Institutional Holders.”

“Major Management Holder” means each of Ryan Springmeyer and Ryan London, and each of their respective Affiliates, each a “Major Management Holder” and together, the “Major Management Holders.”

“Managing Underwriter” means, with respect to any Underwritten Offering, the lead book-running manager(s) of such Underwritten Offering.

“NM10 Intermediate” has the meaning set forth in the recitals.

“NM10 Legacy” has the meaning set forth in the recitals.

“NM10 Seller” has the meaning set forth in the recitals.

“Offering Holder” has the meaning set forth in Section 2.2(a).

“Opt-Out Notice” has the meaning set forth in Section 2.5(b).

“Organized Offering” means a Shelf Underwritten Offering or a Block Trade.

“Other Securities” has the meaning set forth in Section 2.5(c)(i).

“Participating Majority” has the meaning set forth in Section 2.2(d).

“Permitted Transferee” means (i) any Affiliate of a Holder and (ii) with respect to any Initial Holder, any of the direct or indirect partners, shareholders, members or other holders of other equity interests of any Initial Holder, provided that in each case, such Transferee has delivered to the Company a duly executed Adoption Agreement.

“Person” means any individual, corporation, partnership, limited liability company, firm, association, trust, government, governmental agency or other entity, whether acting in an individual, fiduciary or other capacity.

“Piggyback Underwritten Offering” has the meaning set forth in Section 2.5(a).

“Proceeding” means any actual or threatened claim (including a claim of a violation of applicable Law), cause of action, action, audit, demand, litigation, suit, proceeding, investigation, citation, inquiry, originating application to a tribunal, arbitration or other proceeding at Law or in equity or order or ruling, in each case whether civil, criminal, administrative, investigative or otherwise, whether in contract, in tort or otherwise, and whether or not such claim, cause of action, action, audit, demand, litigation, suit, proceeding, investigation, citation, inquiry, originating application to a tribunal, arbitration or other proceeding or order or ruling results in a formal civil or criminal litigation or regulatory action.

“Purchase Agreement” has the meaning set forth in the recitals.

“Registrable Securities” shall mean (a) the Shares and (b) any securities issued or issuable with respect to the Shares by way of distribution or in connection with any reorganization or other recapitalization, merger, consolidation or otherwise; provided, however, that a Registrable Security shall cease to be a Registrable Security when (i) such Registrable Security has been disposed of pursuant to an effective Registration Statement, (ii) such Registrable Security is disposed of under Rule 144 under the Securities Act or any other exemption from the registration requirements of the Securities Act as a result of which the Transferee thereof does not receive “restricted securities” as defined in Rule 144, or (iii) such Registrable Security has been sold or disposed of in a transaction in which the Transferor’s rights under this Agreement are not assigned to the Transferee pursuant to Article V; and provided, further, that any security that has ceased to be a Registrable Security shall not thereafter become a Registrable Security and any security that is issued or distributed in respect of securities that have ceased to be Registrable Securities shall not be a Registrable Security.

“Registration Expenses” means (a) all expenses incurred by the Company in complying with Article II, including, without limitation, all registration and filing fees, road show expenses, printing expenses, fees and disbursements of counsel and independent public accountants and independent petroleum engineers for the Company, fees and expenses (including counsel fees) incurred in connection with complying with state securities or “blue sky” laws, fees of the Financial Industry Regulatory Authority, Inc., fees of transfer agents and registrars, and fees and expenses incurred in connection with the listing of the Registrable Securities on the NYSE (or any other national securities exchange on which the Common Stock may then be listed) or the quotation of Registrable Securities on any inter-dealer quotation system, and (b) reasonable fees and disbursements of one legal counsel for the Selling Holders subject to a maximum fee of $75,000 per Registration Statement filed pursuant to Article II (provided, however, that in the case of any Shelf Underwritten Offering or Piggyback Underwritten Offering in which any Selling Holder reasonably elects to use as its counsel the counsel engaged by the Company with respect to such offering, the foregoing $75,000 maximum shall not apply); in each case, excluding any Selling Expenses.

“Registration Statement” means any registration statement of the Company filed or to be filed with the Commission under the Securities Act, including the related prospectus, amendments and supplements to such registration statement, and including pre- and post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.

“Relative” means, with respect to any natural person: (a) such natural person’s spouse, (b) any lineal descendant, parent, grandparent, great grandparent or sibling or any lineal descendant of such sibling (in each case whether by blood or legal adoption), and (c) the spouse of a natural person described in clause (b) of this definition.

“Section 2.2 Maximum Number of Shares” has the meaning set forth in Section 2.2(c).

“Section 2.5 Maximum Number of Shares” has the meaning set forth in Section 2.5(c).

“Securities Act” means the Securities Act of 1933 or any successor federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time. References to any rule under the Securities Act shall be deemed to refer to any similar or successor rule or regulation.

“Selling Expenses” means all (a) underwriting fees, discounts and selling commissions allocable to the sale of Registrable Securities and (b) transfer taxes allocable to the sale of the Registrable Securities; in each case, excluding any Registration Expenses.

“Selling Holder” means a Holder who is selling Registrable Securities pursuant to a Registration Statement;

“Shares” means the aggregate 13,538,472 shares of Common Stock being issued to the Initial Holders pursuant to the terms of the Purchase Agreement.

“Shelf Registration Statement” has the meaning set forth in Section 2.1(a).

“Shelf Underwritten Offering” has the meaning set forth in Section 2.2(a).

“Shelf Underwritten Offering Request” has the meaning set forth in Section 2.2(a).

“Suspension Period” has the meaning set forth in Section 2.4.

“Tap Rock I Intermediate” has the meaning set forth in the recitals.

“Tap Rock I Legacy” has the meaning set forth in the recitals.

“Tap Rock I Seller” has the meaning set forth in the recitals.

“Tap Rock II Intermediate” has the meaning set forth in the recitals.

“Tap Rock II Legacy” has the meaning set forth in the recitals.

“Tap Rock II Seller” has the meaning set forth in the recitals.

“Transfer” means any offer, sale, pledge, encumbrance, hypothecation, entry into any contract to sell, grant of an option to purchase, short sale, assignment, transfer, exchange, gift, bequest or other disposition, direct or indirect, in whole or in part, by operation of law or otherwise. “Transfer,” when used as a verb, and “Transferee” and “Transferor” have correlative meanings.

“Underwritten Offering” means a registered underwritten offering (including an offering pursuant to a Shelf Registration Statement) in which Registrable Securities are sold to an underwriter on a firm commitment basis for reoffering to the public.

“Underwritten Offering Filing” means (a) with respect to a Shelf Underwritten Offering, a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to the Shelf Registration Statement relating to such Shelf Underwritten Offering, and (b) with respect to a Piggyback Underwritten Offering, (i) a preliminary prospectus supplement (or prospectus supplement if no preliminary prospectus supplement is used) to an effective shelf Registration Statement (other than the Shelf Registration Statement) in which Registrable Securities could be included and the Holders could be named as selling security holders without the filing of a post-effective amendment thereto (other than a post-effective amendment that becomes effective upon filing) or (ii) a Registration Statement (other than the Shelf Registration Statement), in each case relating to such Piggyback Underwritten Offering.

“WKSI” means a well-known seasoned issuer (as defined in Rule 405 under the Securities Act).

Article II
REGISTRATION RIGHTS

Section 2.1            Shelf Registration.

(a)            The Company will use its reasonable best efforts to prepare and file as promptly as reasonably practicable after the date hereof, but in any event, shall file no later than the later of (i) two Business Days following the date hereof and (ii) if the Company has been advised by counsel that the Audited Annual Carve-Out Financials and Unaudited Quarterly Carve-Out Financials (each as defined in the Purchase Agreement) are required by the Securities Act to be included in the Shelf Registration Statement (as defined below), 15 calendar days following the date of receipt of such Audited Annual Carve-Out Financials and Unaudited Quarterly Carve-Out Financials, a “shelf” registration statement under the Securities Act to permit the resale of all the Registrable Securities from time to time as permitted by Rule 415 under the Securities Act (or any similar provision adopted by the Commission then in effect) (the “Shelf Registration Statement”), and the Company shall use commercially reasonable efforts to cause such Registration Statement to become or be declared effective as soon as practicable after the filing thereof, including by filing an automatic shelf registration statement that becomes effective upon filing with the Commission in accordance with Rule 462(e) under the Securities Act to the extent the Company is then a WKSI. Following the effective date of the Shelf Registration Statement, the Company shall provide written notice of the effectiveness of such Registration Statement to each Holder of Registrable Securities included on such Registration Statement.

(b)            The Shelf Registration Statement shall be on Form S-3 or, if Form S-3 is not then available to the Company, on Form S-1 or such other form of registration statement as is then available to effect a registration for resale of the Registrable Securities and shall contain a prospectus in such form as to permit the Holders to sell the Registrable Securities pursuant to Rule 415 under the Securities Act (or any successor or similar rule adopted by the Commission then in effect) at any time beginning on the effective date for such Registration Statement. The Shelf Registration Statement shall provide for the distribution or resale pursuant to any method or combination of methods legally available to a Holder and requested by such Holder.

(c)             The Company shall use its commercially reasonable efforts to cause the Shelf Registration Statement to remain effective, and to be supplemented and amended to the extent necessary to ensure that the Shelf Registration Statement is available or, if not available, that another Registration Statement is available, for the resale of all the Registrable Securities until all of the Registrable Securities have ceased to be Registrable Securities or the earlier termination of this Agreement (as to all Holders) pursuant to Section 6.1.

(d)            When effective, (i) the Shelf Registration Statement (including the documents incorporated therein by reference) will comply as to form in all material respects with all applicable requirements of the Securities Act and the Exchange Act and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) in the case of any prospectus contained in the Shelf Registration Statement, such prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which such statements are made, not misleading.

Section 2.2            Underwritten Shelf Offering Requests.

(a)            In the event that one or more Major Holders (the “Offering Holders”) elect to dispose of Registrable Securities under a Registration Statement pursuant to an Underwritten Offering and reasonably expect gross proceeds of at least $150 million from such Underwritten Offering (including proceeds attributable to any Registrable Securities included in a Piggyback Underwritten Offering), the Company shall, at the request (a “Shelf Underwritten Offering Request”) of such Offering Holder(s), subject to the agreement (such agreement not to be unreasonably withheld) of the Company on the form of such Underwritten Offering (whether a typical underwritten offering, or an overnight or bought deal), enter into an underwriting agreement in a form as is customary in Underwritten Offerings of securities by the Company with the underwriter or underwriters selected pursuant to Section 2.2(d) and shall take all such other reasonable actions as are requested by the Managing Underwriter of such Underwritten Offering and/or the Offering Holders in order to expedite or facilitate the disposition of such Registrable Securities (a “Shelf Underwritten Offering”), including, but not limited to, providing such additional information reasonably requested by the Managing Underwriter (in addition to the minimum information required by law, rule or regulation) in any prospectus relating to the Shelf Underwritten Offering; provided, however, that the Company shall have no obligation to facilitate or participate in (i) any Shelf Underwritten Offerings that are initiated by any Offering Holder pursuant to this Section 2.2 during a period in which such Shelf Underwritten Offering would be prohibited by Section 2.11 hereof, or (ii) more than three Organized Offerings, in the aggregate, pursuant to this Section 2.2 or Section 2.3 during any subsequent 12-month period; provided, that only one such Organized Offering may be initiated by the Major Management Holders by the mutual consent of such Major Management Holders. If any Selling Holder disapproves of the terms of such Shelf Underwritten Offering contemplated by this Section 2.2(a), such Selling Holder may elect to withdraw therefrom by notice to the Company and the Managing Underwriter of such Underwritten Offering at any time prior to the execution of an underwriting agreement with respect to such offering; provided, however, that any such withdrawals shall count as Organized Offerings as limited by clause (ii) above, unless the Selling Holder reimburses the Company for, or pays, all Registration Expenses related to such withdrawn Organized Offering.

(b)            If the Company receives a Shelf Underwritten Offering Request, it will give written notice of such proposed Shelf Underwritten Offering to each Major Holder (other than the Offering Holder), which notice shall be held in strict confidence by such Major Holders and shall include the anticipated filing date of the related Underwritten Offering Filing and, if known, the number of shares of Common Stock that are proposed to be included in such Shelf Underwritten Offering, and of such Major Holders’ rights under this Section 2.2(b). Such notice shall be given promptly (and in any event at least five Business Days before the filing of the Underwritten Offering Filing or two Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided, that if the Shelf Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises the Company and the Offering Holder that the giving of notice pursuant to this Section 2.2(b) would adversely affect the offering, no such notice shall be required (and such Major Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering); and provided further, that the Company shall not so notify any such other Major Holder that has notified the Company (and not revoked such notice) requesting that such Major Holder not receive notice from the Company of any proposed Shelf Underwritten Offering. Each such Major Holder shall then have three Business Days (or one Business Day in the case of a bought or overnight Underwritten Offering or a Shelf Underwritten Offering Request delivered to the Company within one Business Day of the date of this Agreement) after the date on which the Major Holders received notice pursuant to this Section 2.2(b) to request inclusion of Registrable Securities in the Shelf Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Major Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities). If no request for inclusion from a Major Holder is received within such period, such Major Holder shall have no further right to participate in such Shelf Underwritten Offering.

(c)            If the Managing Underwriter of the Shelf Underwritten Offering shall inform the Company and the Offering Holders in writing of its belief that the number of Registrable Securities requested to be included in such Shelf Underwritten Offering by any other Persons having registration rights with respect to such offering, when added to the number of Registrable Securities proposed to be offered by the Offering Holders, would materially adversely affect such offering, then the Company shall include in the applicable Underwritten Offering Filing, to the extent of the total number of Registrable Securities that the Company is so advised can be sold in such Shelf Underwritten Offering without so materially adversely affecting such offering (the “Section 2.2 Maximum Number of Shares”), Registrable Securities in the following priority:

(i)            First, all Registrable Securities that the Offering Holders requested to be included therein (the “Holder Securities”), and

(ii)            Second, to the extent that the number of Holder Securities is less than the Section 2.2 Maximum Number of Shares, the number of Registrable Securities requested to be included by any other Persons having registration rights with respect to such offering (including any other Major Holders other than the Offering Holders), pro rata among such other Persons based on the number of Registrable Securities each requested to be included.

(d)           The Company shall propose three or more nationally prominent firms of investment bankers reasonably acceptable to the Participating Majority to act as the Managing Underwriter or as other underwriters in connection with such Shelf Underwritten Offering from which the Participating Majority shall select the Managing Underwriter and the other underwriters. The “Participating Majority” shall mean, with respect to a Shelf Underwritten Offering, the Holder(s) of a majority of the Registrable Securities requested to be included in such Shelf Underwritten Offering. All Major Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement with such underwriter or underwriters in accordance with Section 2.2(a). The Participating Majority shall determine the pricing of the Registrable Securities offered pursuant to any Shelf Underwritten Offering and the applicable underwriting discounts and commissions and determine the timing of any such Shelf Underwritten Offering, subject to Section 2.4.

Section 2.3            Block Trades. Subject to the limitations in Section 2.2(a)(ii), in the event that one or more Offering Holders elect to dispose of Registrable Securities pursuant to a block trade with the assistance of the Company and reasonably expect gross proceeds of at least $50 million from such block trade (a “Block Trade”), the Company shall, at the request of the Offering Holders, cooperate with the applicable Offering Holders in allowing the applicable broker, agent, counterparty, underwriter, bank or other institution (each, a “Financial Counterparty”) to conduct customary “underwriter’s due diligence” with respect to the Company, including (i) by using commercially reasonable efforts to cause its independent certified public accountants to provide to the Financial Counterparty a “cold comfort” letter in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the Financial Counterparty, (ii) by using commercially reasonable efforts to cause its outside counsel to deliver an opinion in form, scope and substance as is customarily given in an underwritten public offering, including a standard “10b-5” letter for such offering, addressed to such Financial Counterparty, and (iii) by providing a standard officer’s certificate from the chief executive officer or chief financial officer, or other officer serving such functions, of the Company addressed to the Financial Counterparty; provided, however, that the Company shall have no obligation to facilitate or participate in any Block Trades that are initiated by the Holder pursuant to this Section 2.3 during a period in which such Block Trade would be prohibited by Section 2.11 hereof. For the avoidance of doubt, the limitations set forth in clause (ii) of the penultimate sentence of Section 2.2(a) shall apply to this section 2.3.

Section 2.4            Delay and Suspension Rights. Notwithstanding any other provision of this Agreement, the Company may (i) delay filing or effectiveness of a Shelf Registration Statement (or any amendment thereto) or effecting a Shelf Underwritten Offering or (ii) suspend the Holders’ use of any prospectus that is a part of a Shelf Registration Statement upon written notice to the Holders (provided that in no event shall such notice contain any material non-public information regarding the Company) (in which event the Holders shall discontinue sales of Registrable Securities pursuant to such Registration Statement but may settle any then-contracted sales of Registrable Securities), or (iii) delay a Block Trade, in each case for a period of up to 60 consecutive days, if the Board determines (A) that such delay or suspension is in the best interest of the Company and its stockholders generally due to a pending financing or other transaction involving the Company, including a proposed sale of Common Stock pursuant to a Registration Statement, (B) that such registration or offering would render the Company unable to comply with applicable securities Laws or (C) that such registration or offering would require disclosure of material information that the Company has a bona fide business purpose for preserving as confidential (any such period, a “Suspension Period”); provided, however, that in no event shall any Suspension Periods collectively exceed an aggregate of 120 days in any 12-month period. The Company may only exercise its suspension rights under this Section 2.4 if it exercises similar suspension rights with respect to each other holder of securities that is entitled to registration rights under an agreement with the Company. For the purposes of calculating the number of days of one or more Suspension Periods under this Section 2.4, such number shall include any number of days during the applicable period during which the Holders were obligated to discontinue their disposition of Registrable Securities pursuant to Section 2.7(b) of this Agreement.

Section 2.5            Piggyback Registration Rights.

(a)            Subject to Section 2.5(c), if the Company at any time proposes to file an Underwritten Offering Filing for an Underwritten Offering of shares of Common Stock for its own account or for the account of any other Persons who have or have been granted registration rights (a “Piggyback Underwritten Offering”), it will give written notice of such Piggyback Underwritten Offering to the Major Holders, which notice shall be held in strict confidence by the Major Holders and shall include the anticipated filing date of the Underwritten Offering Filing and, if known, the number of shares of Common Stock that are proposed to be included in such Piggyback Underwritten Offering, and of such Major Holders’ rights under this Section 2.5(a). Such notice shall be given promptly (and in any event at least five Business Days before the filing of the Underwritten Offering Filing or two Business Days before the filing of the Underwritten Offering Filing in connection with a bought or overnight Underwritten Offering); provided, that if the Piggyback Underwritten Offering is a bought or overnight Underwritten Offering and the Managing Underwriter advises the Company that the giving of notice pursuant to this Section 2.5(a) would adversely affect such offering, no such notice shall be required (and the Major Holders shall have no right to include Registrable Securities in such bought or overnight Underwritten Offering). If such notice is delivered pursuant to this Section 2.5(a), each Major Holder shall then have four Business Days (or one Business Day in the case of a bought or overnight Underwritten Offering) after the date on which such Major Holder received notice pursuant to this Section 2.5(a) to request inclusion of Registrable Securities in the Piggyback Underwritten Offering (which request shall specify the maximum number of Registrable Securities intended to be disposed of by such Major Holder and such other information as is reasonably required to effect the inclusion of such Registrable Securities). If no request for inclusion from a Major Holder is received within such period, such Major Holder shall have no further right to participate in such Piggyback Underwritten Offering. Subject to Section 2.5(c), the Company shall use its commercially reasonable efforts to include in the Piggyback Underwritten Offering all Registrable Securities that the Company has been so requested to include by a Major Holder; provided, however, that if, at any time after giving written notice of a proposed Piggyback Underwritten Offering pursuant to this Section 2.5(a) and prior to the execution of an underwriting agreement with respect thereto, the Company or such other Persons who have or have been granted registration rights, as applicable, shall determine for any reason not to proceed with or to delay such Piggyback Underwritten Offering, the Company shall give written notice of such determination to the Major Holders participating in such Piggyback Underwritten Offering (which such Major Holders will hold in strict confidence) and (i) in the case of a determination not to proceed, shall be relieved of its obligation to include any Registrable Securities in such Piggyback Underwritten Offering (but not from any obligation of the Company to pay the Registration Expenses in connection therewith), and (ii) in the case of a determination to delay, shall be permitted to delay inclusion of any Registrable Securities for the same period as the delay in including the shares of Common Stock to be sold for the Company’s account or for the account of such other Persons who have or have been granted registration rights, as applicable.

(b)            Each Major Holder shall have the right to withdraw its request for inclusion of its Registrable Securities in any Piggyback Underwritten Offering at any time prior to the execution of an underwriting agreement with respect thereto by giving written notice to the Company of its request to withdraw. Each Major Holder may deliver written notice (an “Opt-Out Notice”) to the Company requesting that such Major Holder not receive notice from the Company of any proposed Piggyback Underwritten Offering; provided, however, that such Major Holder may later revoke any such Opt-Out Notice in writing. Following receipt of an Opt-Out Notice from a Major Holder (unless subsequently revoked), the Company shall not, and shall not be required to, deliver any notice to such Major Holder pursuant to this Section 2.5 and such Major Holder shall no longer be entitled to participate in any Piggyback Underwritten Offering.

(c)            If the Managing Underwriter of the Piggyback Underwritten Offering shall inform the Company of its belief that the number of Registrable Securities requested to be included in such Piggyback Underwritten Offering, when added to the number of shares of Common Stock proposed to be offered by the Company or such other Persons who have or have been granted registration rights (and any other shares of Common Stock requested to be included by any other Persons having registration rights on parity with the Major Holder with respect to such offering), would materially adversely affect such offering, then the Company shall include in such Piggyback Underwritten Offering, to the extent of the total number of securities which the Company is so advised can be sold in such offering without so materially adversely affecting such offering (the “Section 2.5 Maximum Number of Shares”), shares of Common Stock in the following priority:

(i)              First, (A) if the Piggyback Underwritten Offering is for the account of the Company, all shares of Common Stock that the Company proposes to include for its own account (the “Company Securities”) or, (B) if the Piggyback Underwritten Offering is for the account of any other Persons who have or have been granted registration rights (including any Existing Holders), all shares of Common Stock that such Persons propose to include (the “Other Securities”);

(ii)             Second, (A) if the Piggyback Underwritten Offering is for the account of the Company, to the extent that the number of Company Securities is less than the Section 2.5 Maximum Number of Shares, the shares of Common Stock requested to be included by the Major Holder and holders of any other shares of Common Stock requested to be included by Persons having rights of registration on parity with the Major Holders with respect to such offering, pro rata among the Major Holders and such other holders based on the number of shares of Common Stock each requested to be included and, (B) if the Piggyback Underwritten Offering is for the account of any other Persons who have or have been granted registration rights, to the extent that the number of Other Securities is less than the Section 2.5 Maximum Number of Shares, the shares of Common Stock requested to be included by the Existing Holders pursuant to the Existing RRA; and

(iii)            Third, if the Piggyback Underwritten Offering is for the account of any other Persons who have or have been granted registration rights, to the extent that the number of Other Securities is less than the Section 2.5 Maximum Number of Shares, the shares of Common Stock requested to be included by the Major Holders and holders of any other shares of Common Stock requested to be included by Persons having rights of registration on parity with the Major Holders with respect to such offering, pro rata among the Major Holders and such other holders based on the number of shares of Common Stock each requested to be included.

Section 2.6            Participation in Underwritten Offerings.

(a)            In connection with any Underwritten Offering contemplated by Section 2.2 or Section 2.5, the underwriting agreement into which the Selling Holders and the Company shall enter into shall contain such representations, covenants, indemnities (subject to Article III) and other rights and obligations as are customary in Underwritten Offerings of securities by the Company. No Selling Holder shall be required to make any representations or warranties to or agreements with the Company or the underwriters other than representations, warranties or agreements regarding such Selling Holder’s authority to enter into such underwriting agreement and to sell, and its ownership of, the securities being registered on its behalf, its intended method of distribution and any other representation required by Law.

(b)           Any participation by a Holder in a Piggyback Underwritten Offering shall be in accordance with the plan of distribution of the Company.

(c)            In connection with any Piggyback Underwritten Offering in which a Major Holder includes Registrable Securities pursuant to Section 2.5, each such Major Holder agrees (A) to supply any information reasonably requested by the Company in connection with the preparation of a Registration Statement and/or any other documents relating to such registered offering and (B) to execute and deliver any agreements and instruments being executed by all Major Holders on substantially the same terms reasonably requested by the Company or the Managing Underwriter, as applicable, to effectuate such registered offering, including, without limitation, underwriting agreements (subject to Section 2.6(a)), custody agreements, lock-ups or “hold back” agreements pursuant to which such Major Holder agrees with the Managing Underwriter not to sell or purchase any securities of the Company for the shorter of (i) the same period of time following the registered offering as is agreed to by the Company and the other participating Major Holders (not to exceed the shortest number of days that a director of the Company, “executive officer” (as defined under Section 16 of the Exchange Act) of the Company or any stockholder of the Company (other than such Major Holder or director or employee of, or consultant to, the Company) who owns 10% or more of the outstanding Shares contractually agrees with the underwriters of such Piggyback Underwritten Offering not to sell any securities of the Company following such Piggyback Underwritten Offering and (ii) 60 days from the date of the execution of the underwriting agreement with respect to such Piggyback Underwritten Offering), powers of attorney and questionnaires.

Section 2.7            Registration Procedures.

(a)            In connection with its obligations under this Article II (other than Section 2.3), the Company will:

(i)            promptly notify the Holders of the time when a supplement to any prospectus forming a part of a Registration Statement has been filed;

(ii)           promptly prepare and file with the Commission such amendments and supplements to such Registration Statement and the prospectus used in connection therewith as may be necessary to keep such Registration Statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the Holders set forth in such Registration Statement;

(iii)          before filing a Registration Statement (including any Shelf Registration Statement) and any amendments or supplements thereto, furnish to the Holders and to one counsel selected by the Holders of a majority of such Registrable Securities copies of all such documents proposed to be filed, which documents will be subject to the reasonable review and comment by such counsel;

(iv)          furnish to the Holders such number of conformed copies of such Registration Statement and of each such amendment and supplement thereto (in each case including without limitation all exhibits), such number of copies of the prospectus contained in such Registration Statement (including without limitation each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents, as any Holder may reasonably request;

(v)           if applicable, use commercially reasonable efforts to register or qualify all Registrable Securities and other securities covered by such Registration Statement under such other securities or blue sky laws of such jurisdictions as any Holder shall reasonably request, to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary or advisable to enable each Holder to consummate the disposition in such jurisdictions of the securities owned by such Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (v) be obligated to be so qualified or to consent to general service of process in any such jurisdiction;

(vi)          in connection with an Underwritten Offering, use all commercially reasonable efforts to provide to the Selling Holders a copy of any auditor “comfort” letters, customary legal opinions or reports of the independent petroleum engineers of the Company relating to the oil and gas reserves of the Company, in each case that have been provided to the Managing Underwriter in connection with the Underwritten Offering;

(vii)         promptly notify the Holders, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, and at the request of a Holder promptly prepare and file or furnish to such Holder a reasonable number of copies of a supplement or post-effective amendment to the Registration Statement or a supplement to the related prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein in the light of the circumstances under which they were made, not misleading;

(viii)        otherwise use its commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act;

(ix)           provide and cause to be maintained a transfer agent and registrar for all Registrable Securities and provide a CUSIP number for all such Registrable Securities covered by such Registration Statement from and after a date not later than the effective date of such Registration Statement;

(x)            cause all Registrable Securities covered by such Registration Statement to be listed on any securities exchange on which the Common Stock is then listed;

(xi)           in connection with any Underwritten Offering or Block Trade, enter into such customary agreements and take such other actions as any Holder shall reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, in the case of a Shelf Underwritten Offering or Piggyback Underwritten Offering, to agree, and to cause its directors and “executive officers” (as defined under Section 16 of the Exchange Act) to agree, to such “lock-up” arrangements for up to 60 days with the underwriters thereof to the extent reasonably requested by the Managing Underwriter, subject to customary exceptions for permitted sales by directors and executive officers during such period);

(xii)          in connection with any Underwritten Offering, cause its officers to use their commercially reasonable efforts to support the marketing of the Registrable Securities covered by the Registration Statement (including, without limitation, participation in electronic or telephonic “road shows”);

(xiii)         promptly notify the Selling Holders and any underwriter(s) of the notification to the Company by the Commission of its initiation of any proceeding with respect to the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement, and in the event of the issuance of any stop order suspending the effectiveness of such Registration Statement, or of any order suspending or preventing the use of any related prospectus or suspending the qualification of any Registrable Securities included in such Registration Statement for sale in any jurisdiction, use its commercially reasonable efforts to obtain promptly the withdrawal of such order;

(xiv)        promptly notify the Selling Holders and any underwriter(s) of the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the applicable securities or blue sky laws of any jurisdiction, and

(xv)         take such other actions as are reasonably necessary in order to effect the registration of and facilitate the disposition of such Registrable Securities.

(b)            Each Holder agrees by acquisition of such Registrable Securities that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 2.7(a)(vii), such Holder will forthwith discontinue such Holder’s disposition of Registrable Securities pursuant to the Registration Statement until such Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 2.7(a)(vii) as filed with the Commission or until it is advised in writing by the Company that the use of such Registration Statement may be resumed, and, if so directed by the Company, will deliver to the Company (at the Company’s expense) all copies, other than permanent file copies, then in such Holder’s possession of the prospectus relating to such Registrable Securities current at the time of receipt of such notice. The Company may provide appropriate stop orders to enforce the provisions of this Section 2.7(b).

Section 2.8            Cooperation by Holders; Expenses. The Company shall have no obligation to include Registrable Securities of any Holder in any Registration Statement or Underwritten Offering if such Holder has failed to timely furnish such information as the Company may, from time to time, reasonably request in writing regarding such Holder and the distribution of such Registrable Securities that the Company determines, after consultation with its counsel, is reasonably required in order for any registration statement or prospectus supplement, as applicable, to comply with the Securities Act. The Company will pay all Registration Expenses and each Selling Holder will pay its pro rata share of all Selling Expenses in connection with any sale of Registrable Securities hereunder.

Section 2.9            Company Obligations Regarding Transfers. The restrictive legend on any shares of Common Stock covered by this Agreement shall be removed if (i) such shares are sold, distributed or otherwise transferred pursuant to an effective Registration Statement under the Securities Act in accordance with the plan of distribution described therein, (ii) such shares may be sold by the applicable Holder free of restrictions without regard to Rule 144(b) under the Securities Act (i.e., such Holder is not an Affiliate of the Company, and has not been an Affiliate of the Company for the previous three months, and has satisfied the one-year holding period under Rule 144) or (iii) such shares are being sold, assigned or otherwise transferred pursuant to Rule 144; provided that with respect to clause (ii) or (iii) above, the applicable Holder has provided all documentation and evidence as may reasonably be required by the Company or its transfer agent to confirm that the legend may be removed under applicable securities laws (the “Legend Removal Documents”). The Company will use its commercially reasonable efforts to assist such Holders in the facilitation of such transfers, including the delivery of instruction letters and legal opinions to the transfer agent. The Company shall cooperate with the applicable Holder covered by this Agreement to effect removal of the legend on such shares pursuant to this Section 2.9 as soon as reasonably practicable. Any fees of the Company, the transfer agent and Company counsel associated with the issuance of any legal opinion required by the Company’s transfer agent or the removal of such legend shall be borne by the Company.

Section 2.10          No Conflicts of Rights. The Company represents and warrants that it is not subject to any registration rights that are inconsistent with or that in any way violate the rights granted to the Holders hereby. The Company shall not, prior to the termination of this Agreement, grant any registration rights that conflict with, would prevent the Company from performing, or are inconsistent with, the rights granted to the Holders hereby (which, for the avoidance of doubt, shall include granting priority rights superior to those of the Holders in Section 2.2(c) and Section 2.5(c) hereto).

Section 2.11          Major Institutional Holder Lock-Up. Each of the Major Institutional Holders agrees that he, she or it will not, during (and to the extent prohibit by the terms of) the Lock-up Period (as defined herein), (i) lend; offer; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, in each case whether effected directly or indirectly, any Registrable Securities held by such Major Institutional Holder, (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such Registrable Securities, whether any such transaction described in clause (i) or clause (ii) above is to be settled by delivery of Registrable Securities or other securities, in cash, or otherwise, or (iii) publicly announce the intention to effect any of the transactions covered in clause (i) and clause (ii) above; provided, that a Major Institutional Holder may enter into a trading plan pursuant to Rule 10b5-1 under the Exchange Act for the transfer of Registrable Securities so long as such plan does not provide for the transfer of Registrable Securities during the Lock-up Period; provided, further, that nothing herein shall prohibit any Major Institutional Holder from (A) pledging any Registrable Securities in connection with such Person’s entry into a credit facility or any other bona fide borrowing or similar lending arrangement, which shall include margin loans (provided, that for the avoidance of doubt, any pledgee who receives Common Stock following the exercise of remedies shall not be subject to the restrictions set forth in this Section 2.11), (B) transferring any Registrable Securities as a distribution or transfer to general partners, limited partners, members or stockholders of any Major Institutional Holder, or to any corporation, partnership, limited liability company, investment fund or other entity which controls or manages or is controlled or managed by any such Major Institutional Holder, or to any Affiliate under common control or management with any such Major Institutional Holder, (C) transferring any Registrable Securities in connection with the completion of a liquidation, merger, stock exchange or other similar transaction that results in all of the Company’s securityholders having the right to exchange their shares of Common Stock for cash, securities or other property, (D) (x) transferring Registrable Securities pursuant to a bona fide third-party tender offer for shares of the Company’s capital stock made to all Holders of the Company’s securities or pursuant to a merger, consolidation or other similar transaction approved by the Board of the Company the result of which is that any person (as defined in Section 13(d)(3) of the Exchange Act), or group of persons, other than the Company, becomes the beneficial owner (as defined in Rules 13d-3 and 13d-5 of the Exchange Act) of more than 50% of the total voting power of the voting stock of the Company and (y) entering into any lockup, voting or similar agreement pursuant to which the Major Institutional Holder may agree to transfer, sell, tender or otherwise dispose of shares of Common Stock or such other securities in connection with a transaction described in the immediately foregoing clause (x) above (provided that, in the event that such change of control transaction is not completed, any Registrable Securities shall remain subject to the restrictions contained in this Section 2.11), or (E) transferring any Registrable Securities by operation of law or pursuant to a final order of a court or regulatory agency; provided, further, that, in the case of the foregoing clauses (A) through (C), (1) each such transferee agrees to be bound in writing by the restrictions set forth in this Section 2.11, (2) any such transfer shall not involve a disposition for value and (3) no public filing or public disclosure shall be required or voluntarily made during the Lock-up Period in connection with any such transfer (other than required filings under Sections 13(d) or 13(g) or Section 16 of the Exchange Act). For purposes of this Section 2.11, the term “Lock-Up Period” shall mean (i) with respect to 25% (rounded to the nearest whole share) of the Shares received by such Major Institutional Holder, the period beginning on the date hereof and ending on the 90th day hereafter, (ii) with respect to an additional 25% (rounded to the nearest whole share) of the Shares received by such Major Institutional Holder, the period beginning on the date hereof and ending on the 180th day hereafter. For avoidance of doubt, (i) any Shares withheld and deposited into an escrow account to cover indemnification obligations of the Sellers pursuant to the Purchase Agreement and (ii) the 50% of the Shares received by any such Major Institutional Holder that are not referenced in the preceding sentence or the preceding clause (i) shall not be subject to any lock-up restrictions pursuant to the terms of this Section 2.11.

Article III
INDEMNIFICATION AND CONTRIBUTION

Section 3.1            Indemnification by the Company. The Company will indemnify and hold harmless each Holder, its officers and directors and each Person (if any) that controls such Holder within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities, costs (including reasonable costs of preparation and reasonable attorneys’ fees and any legal or other fees or expenses incurred by such Person in connection with any investigation or Proceeding), expenses, judgments, fines, penalties, charges and amounts paid in settlement (“Losses”) as incurred, caused by, arising out of or based upon, resulting from or related to any untrue statement or alleged untrue statement of a material fact (a) contained in any Registration Statement relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) included in any prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or based on any omission or alleged omission to state therein a material fact or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that such indemnity shall not apply to that portion of such Losses caused by, or arising out of, any untrue statement, or alleged untrue statement or any such omission or alleged omission, to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing to the Company by or on behalf of such Holder expressly for use therein.

Section 3.2            Indemnification by the Holder. Each Holder agrees to indemnify and hold harmless the Company, its officers and directors and each Person (if any) that controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all Losses caused by, arising out of, resulting from or related to any untrue statement or alleged untrue statement of a material fact (a) contained in any Registration Statement relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (b) included in any prospectus relating to Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or any omission or alleged omission to state therein a material fact or necessary in order to make the statements therein in the light of the circumstances under which they were made, not misleading, only to the extent such statement or omission was made in reliance upon and in conformity with information furnished in writing by or on behalf of such Holder expressly for use in such Registration Statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus.

Section 3.3            Indemnification Procedures. In case any Proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to Section 3.1 or Section 3.2, such Person (the “Indemnified Party”) shall promptly notify the Person against whom such indemnity may be sought (the “Indemnifying Party”) in writing (provided that the failure of the Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article III, except to the extent the Indemnifying Party is actually prejudiced by such failure to give notice), and the Indemnifying Party shall be entitled to participate in such Proceeding and, unless in the reasonable opinion of outside counsel to the Indemnified Party a conflict of interest between the Indemnified Party and Indemnifying Party may exist in respect of such claim, to assume the defense thereof jointly with any other Indemnifying Party similarly notified, to the extent that it chooses, with counsel reasonably satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party that it so chooses, the Indemnifying Party shall not be liable to such Indemnified Party for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation; provided, however, that (i) if the Indemnifying Party fails to assume the defense or employ counsel reasonably satisfactory to the Indemnified Party, (ii) if such Indemnified Party who is a defendant in any action or Proceeding which is also brought against the Indemnifying Party reasonably shall have concluded that there may be one or more legal defenses available to such Indemnified Party which are not available to the Indemnifying Party or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct then, in any such case, the Indemnified Party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all Indemnified Parties in each jurisdiction, except to the extent any Indemnified Party or Indemnified Parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other Indemnified Parties or to the extent representation of all Indemnified Parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the Indemnifying Party shall be liable for any expenses therefor. No Indemnifying Party shall, without the written consent of the Indemnified Party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the Indemnified Party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (A) includes an unconditional release of the Indemnified Party from all liability arising out of such action or claim and (B) does not include a statement as to, or an admission of, fault, culpability or a failure to act, by or on behalf of any Indemnified Party.

Section 3.4            Contribution.

(a)            If the indemnification provided for in this Article III is unavailable to an Indemnified Party in respect of any Losses in respect of which indemnity is to be provided hereunder, then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall to the fullest extent permitted by Law contribute to the amount paid or payable by such Indemnified Party as a result of such Losses in such proportion as is appropriate to reflect the relative fault of such party in connection with the statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative fault of the Company (on the one hand) and a Holder (on the other hand) shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(b)            The Company and the Holders agree that it would not be just and equitable if contribution pursuant to this Article III were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in Section 3.4(a). The amount paid or payable by an Indemnified Party as a result of the losses, claims, damages or liabilities referred to in Section 3.4(a) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Article III, a Holder shall not be liable for indemnification or contribution pursuant to this Article III for any amount in excess of the net proceeds of the offering received by such Holder, less the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

Article IV
RULE 144

With a view to making available the benefits of certain rules and regulations of the Commission that may permit the resale of the Registrable Securities without registration, the Company agrees to use its commercially reasonable efforts to:

(a)            make and keep public information regarding the Company available, as those terms are understood and defined in Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act, at all times from and after the date hereof;

(b)            file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act at all times from and after the date hereof; and

(c)            so long as the Holder owns any Registrable Securities, furnish (i) to the extent accurate, forthwith upon request, a written statement of the Company that it has complied with the reporting requirements of Rule 144 (or any successor rule or regulation to Rule 144 then in force) under the Securities Act and (ii) unless otherwise available via the Commission’s EDGAR filing system, to the Holder forthwith upon request a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as the Holder may reasonably request in availing itself of any rule or regulation of the Commission allowing the Holder to sell any such securities without registration.

Article V
TRANSFER OR ASSIGNMENT OF REGISTRATION RIGHTS

The rights of a Holder under this Agreement may be transferred or assigned by such Holder to one or more Transferees of Registrable Securities (i) if such Transferee is a Permitted Transferee with respect to the transferring Holder or (ii) if the Company provides written consent to such transfer or assignment, and in each such case, such Transferee has delivered to the Company a duly executed Adoption Agreement.

Article VI
MISCELLANEOUS

Section 6.1            Termination. This Agreement shall terminate and the parties shall have no further rights or obligations hereunder on the earlier of (a) the third anniversary of the date hereof or, as to any Holder (b) on such earlier date on which both (i) such individual Holder, together with its Affiliates and its and their respective Permitted Transferees, owns less than 2.0% of the Company’s voting securities and (ii) all Registrable Securities owned by such Holder may be sold without restriction (including any limitation thereunder on volume or manner of sale and without the need for current public information) pursuant to Rule 144 under the Securities Act; provided, however, that Article III shall survive any termination hereof.

Section 6.2            Severability and Construction. Each party hereto agrees that, should any court or other competent authority hold any provision of this Agreement or part hereof to be invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Agreement or invalidate or render unenforceable such other term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties hereto as closely as possible in a mutually acceptable manner in order that the transactions contemplated by the Purchase Agreement be consummated as originally contemplated to the greatest extent possible. Except as otherwise contemplated by this Agreement, in response to an order from a court or other competent authority for any party hereto to take any action inconsistent herewith or not to take an action consistent herewith or required hereby, to the extent that a party hereto took an action inconsistent with this Agreement or failed to take action consistent with this Agreement or required by this Agreement pursuant to such order, such party hereto shall not incur any liability or obligation unless such party hereto did not in good faith seek to resist or object to the imposition or entering of such order.

Section 6.3            Governing Law; Submission to Jurisdiction; Selection of Forum; Waiver of Jury Trial.

(a)            THIS AGREEMENT, AND ALL CLAIMS OR CAUSES OF ACTION (WHETHER IN CONTRACT OR TORT) THAT MAY BE BASED UPON, ARISE OUT OF RELATE TO THIS AGREEMENT, OR THE NEGOTIATION, EXECUTION OR PERFORMANCE OF THIS AGREEMENT, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT GIVING EFFECT TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF.

(b)            THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR, IF THE COURT OF CHANCERY OF THE STATE OF DELAWARE OR THE DELAWARE SUPREME COURT DETERMINES THAT, NOTWITHSTANDING SECTION 111 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE, THE COURT OF CHANCERY DOES NOT HAVE OR SHOULD NOT EXERCISE SUBJECT MATTER JURISDICTION OVER SUCH MATTER, THE SUPERIOR COURT OF THE STATE OF DELAWARE AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE STATE OF DELAWARE SOLELY IN CONNECTION WITH ANY DISPUTE THAT ARISES IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS AGREEMENT OR IN RESPECT OF THE TRANSACTIONS CONTEMPLATED BY THE PURCHASE AGREEMENT, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED EXCLUSIVELY BY SUCH DELAWARE STATE OR FEDERAL COURT. THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 6.6 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

(c)            EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY HERETO CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 6.3.

Section 6.4            Adjustments Affecting Registrable Securities. The provisions of this Agreement shall apply to any and all shares of capital stock of the Company or any successor or assignee of the Company (whether by merger, consolidation, sale of assets or otherwise) which may be issued in respect of, in exchange for or in substitution for the Shares, by reason of any stock dividend, split, reverse split, combination, recapitalization, reclassification, merger, consolidation or otherwise in such a manner and with such appropriate adjustments as to reflect the intent and meaning of the provisions hereof and so that the rights, privileges, duties and obligations hereunder shall continue with respect to the capital stock of the Company as so changed.

Section 6.5            Binding Effects; Benefits of Agreement. This Agreement shall be binding upon and inure to the benefit of the Company and its successors and assigns and the Holders and their respective successors and assigns. Except as provided in Article V, neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned or transferred, by operation of law or otherwise, by a Holder without the prior written consent of the Company.

Section 6.6            Notices. All notices hereunder shall be deemed given if in writing and delivered, by electronic mail, courier, or registered or certified mail (return receipt requested), to the following addresses (or at such other addresses as shall be specified by like notice):

(a)            If to the Company, to:

Civitas Resources, Inc.

410 17th St.

Denver, CO 80202

Attention: Travis Counts, Chief Legal Officer

E mail: tcounts@civiresources.com

(b)            If to a Holder, to the address or electronic mail addresses of such Holder as it appears on such Holder’s signature page attached hereto or such other address as may be designated in writing by such Holder;

or to such other address as the party to whom notice is to be given may have furnished to such other party in writing in accordance herewith. Any notice given by delivery, mail, or courier shall be effective when received.

Section 6.7          Modification; Waiver. This Agreement may be amended, modified or supplemented only by a written instrument duly executed by the Company and the Holders of a majority of the then outstanding Registrable Securities. No course of dealing between the Company and a Holder or any delay in exercising any rights hereunder will operate as a waiver of any rights of any party to this Agreement. The failure of any party to enforce any of the provisions of this Agreement will in no way be construed as a waiver of such provisions and will not affect the right of such party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

Section 6.8          Entire Agreement. Except as otherwise explicitly provided herein, this Agreement (together with the Purchase Agreement, the Confidentiality Agreement (as defined in the Purchase Agreement), and any other documents and instruments executed pursuant hereto or thereto) constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, oral or written, among the parties hereto with respect thereto.

Section 6.9          Counterparts. This Agreement may be executed and delivered in any number of counterparts and by way of electronic signature and delivery, each such counterpart, when executed and delivered, shall be deemed an original, and all of which together shall constitute the same agreement. Except as expressly provided in this Agreement, each individual executing this Agreement on behalf of a party hereto has been duly authorized and empowered to execute and deliver this Agreement on behalf of said party hereto.

Section 6.10        Further Assurances. Subject to the other terms of this Agreement, the parties hereto agree to execute and deliver such other instruments and perform such acts, in addition to the matters herein specified, as may be reasonably appropriate or necessary, from time to time, to effectuate the transactions contemplated by the Purchase Agreement, as applicable.

Section 6.11        Prior Registration Rights. For the avoidance of doubt, the Holders are deemed to have registration rights on parity with the registration rights granted in the Existing RRA.

[Signature page follows]

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed by its undersigned duly authorized representative as of the date first written above.

THE COMPANY:

CIVITAS RESOURCES, INC.

By:	/s/ M. Christopher Doyle
Name:	M. Christopher Doyle
Title:	President and Chief Executive Officer

[Signature Page to Registration Rights Agreement]

HOLDERS:

TAP ROCK NM10 LEGACY HOLDINGS, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President – Land & Legal

TAP ROCK RESOURCES LEGACY, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President – Land & Legal

TAP ROCK RESOURCES II LEGACY, LLC

By:	/s/ Clayton Sporich
Name:	Clayton Sporich
Title:	Executive Vice President – Land & Legal

 [Signature Page to Registration Rights Agreement]

SCHEDULE I
HOLDERS

1.	Tap Rock NM10 Legacy Holdings, LLC

2.	Tap Rock Resources Legacy, LLC

3.	Tap Rock Resources II Legacy, LLC

Schedule I

EXHIBIT A

ADOPTION AGREEMENT

This Adoption Agreement (“Adoption Agreement”) is executed by the undersigned transferee (“Transferee”) pursuant to the terms of the Registration Rights Agreement, dated as of [●], 2023, between Civitas Resources, Inc. (the “Company”) and the Persons identified on Schedule I thereto (as amended from time to time, the “Registration Rights Agreement”). Terms used and not otherwise defined in this Adoption Agreement have the meanings set forth in the Registration Rights Agreement.

By the execution of this Adoption Agreement, the Transferee agrees as follows:

1.	Acknowledgement. Transferee acknowledges that Transferee is acquiring certain shares of Common Stock of the Company, subject to the terms and conditions of the Registration Rights Agreement among the Company and the Holders.

2.	Agreement. Transferee (i) agrees that the Registrable Securities acquired by Transferee shall be bound by and subject to the terms of the Registration Rights Agreement, pursuant to the terms thereof, and (ii) hereby adopts the Registration Rights Agreement with the same force and effect as if he, she or it were originally a party thereto.

3.	Notice. Any notice required as permitted by the Registration Rights Agreement shall be given to Transferee at the address listed beside Transferee’s signature below.

4.	Joinder. The spouse of the undersigned Transferee, if applicable, executes this Adoption Agreement to acknowledge its fairness and that it is in such spouse’s best interest, and to bind such spouse’s community interest, if any, in the shares of Common Stock and other securities referred to above and in the Registration Rights Agreement, to the terms of the Registration Rights Agreement.

Signature:

Address:
Contact Person:
Telephone No:
Email:
Exhibit A

Exhibit A